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                                                              Exhibit 23.1

                         CONSENT OF GRANT THORNTON LLP

We have issued our reports dated May 9, 1997 accompanying the consolidated financial statements and schedules of International Total Services, Inc. and subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                        /s/ Grant Thornton LLP

Cleveland, Ohio
August 27, 1997